Exhibit 99.1

		Years ended December 31

		2002	2001	2000	1999	1998

		(Dollars in thousands)
	Average shareholders’ equity(a)(b)
A	Average shareholders’ equity, as presented	$1,262,605	1,242,543	1,225,910	1,181,750	1,094,859
	Impact of cumulative effect of change in accounting principle	(16,537)	—	—	—	—

B	Average shareholders’ equity	$1,246,068	1,242,543	1,225,910	1,181,750	1,094,859

	Return on average shareholders’ equity(c)(d)
C	Earnings before cumulative effect of change in accounting principle and gain on disposal of discontinued operations	$112,565	18,678	89,032	80,355	159,071
	Cumulative effect of change in accounting principle and gain on disposal of discontinued operations	(18,899)	—	—	339,323	—

D	Net earnings	$93,666	18,678	89,032	419,678	159,071

= C/A	Return on average shareholders’ equity, as presented (%)	8.9	1.5	7.3	6.8	14.5
= D/B	Return on average shareholders’ equity (%)	7.5	1.5	7.3	35.5	14.5

	Return on average assets(a)(c)(d)
E	Average assets’ excluding net assets of discontinued operations	$4,845,689	5,156,489	5,691,121	5,795,531	5,327,064
	Net assets of discontinued operations	—	—	—	236,598	364,183

F	Average assets	$4,845,689	5,156,489	5,691,121	6,032,129	5,691,247

G	Earnings from continuing operations	$112,565	18,678	89,032	68,524	127,812
	Cumulative effect of change in accounting principle, earnings from discontinued operations and gain on disposal of discontinued operations	(18,899)	—	—	351,154	31,259

H	Net earnings	$93,666	18,678	89,032	419,678	159,071

= G/E	Return on average assets, as presented (%)	2.3	0.4	1.6	1.2	2.4
= H/F	Return on average assets (%)	1.9	0.4	1.6	7.0	2.8

	Average asset turnover
I	Revenue	$4,776,265	5,006,123	5,336,792	4,952,204	4,606,976

= I/E	Average asset turnover, as presented	98.6	97.1	93.8	85.4	86.5
= I/F	Average asset turnover	98.6	97.1	93.8	82.1	80.9

	Cash flow from continuing operating activities and asset sales
	Cash flow from continuing operating activities and asset sales, as presented	$785,472	483,836	1,245,441	671,721	1,212,172
	Less cash flow from asset sales	152,685	175,134	229,908	401,902	321,962

	Net cash provided by operating activities	$632,787	308,702	1,015,533	269,819	890,210

(a)	Average shareholders’ equity and average assets are calculated quarterly.

(b)	Shareholders’ equity as of December 31, 2002 reflects an after-tax equity charge of $228 million recorded in 2002 related to the accrual of additional minimum pension liability.

(c)	Earnings from continuing operations include unusual items representing Year 2000 expense, restructuring and other charges and loss on early extinguishment of debt. Year 2000 expense totaled $24 million ($15 million after-tax, or $0.22 per diluted common share) in 1999 and $37 million ($23 million after-tax, or $0.32 per diluted common share) in 1998. Restructuring and other charges (recoveries) totaled $4 million ($2 million after-tax, or $0.04 per diluted common share) in 2002, $117 million ($81 million after-tax, or $1.34 per diluted common share) in 2001, $42 million ($26 million after-tax, or $0.44 per diluted common share) in 2000, $52 million ($33 million after-tax, or $0.48 per diluted common share) in 1999 and $(3) million ($(2) million after-tax, or $(0.03) per diluted common share) in 1998. Loss on early extinguishment of debt totaled $7 million ($4 million after-tax, or $0.06 per diluted common share) in 1999. Earnings from continuing operations include goodwill and intangible amortization totaling $13 million ($12 million after-tax, or $0.19 per diluted common share) in 2001, $12 million ($10 million after-tax, or $0.17 per diluted common share) in 2000, $14 million ($11 million after-tax, or $0.17 per diluted common share) in 1999 and $12 million ($10 million after-tax, or $0.13 per diluted common share) in 1998. In 2001, earnings from continuing operations include a one-time reduction in deferred taxes of $7 million, or $0.11 per diluted common share, as a result of a change in Canadian tax law that affected the Company’s Canadian operations.

(d)	Net earnings for 2002 include the cumulative effect of change in accounting principle for goodwill resulting in an after-tax charge of $19 million, or $0.30 per diluted common share. In September 1999, the Company sold its public transportation services business for an after-tax gain of $339 million, or $4.94 per diluted common share. The disposal of this business has been accounted for as discontinued operations. Net earnings for 1999 and 1998 include the results of discontinued operations.